EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-80230, No. 333-32569 and No. 333- 57565, each on Form S-8, Amendment No. 2 to
No. 33-84658,  Amendment No. 1 to No. 33-84536, Amendment No. 4 to No. 333-70295
and Post-Effective Amendment No.1 to No. 333-92959, each on Form S-3, of Camden Property Trust of our report dated January 29, 2002, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Houston, Texas
March 28, 2002